Exhibit 99.3

OCEANIC ENTERPRISES, INC.

INDEX TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

Independent Auditor’s Report

To the Board of Directors and Stockholders of Oceanic Enterprises, Inc.,

We have audited the accompanying balance sheet of Oceanic Enterprises, Inc., a California Corporation (FKA: Agritrade USA, Inc.), (DBA: Midway Services) as of December 31, 2009 and 2008 and the related statement of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of Oceanic Enterprises, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of Oceanic Enterprises, Inc.’s, internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Oceanic Enterprises, Inc.’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects the financial position of Oceanic Enterprises, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ James T. Gaunce

James T. Gaunce, CPA & Associates

Solana Beach, California U.S.A.

December 3, 2010

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OCEANIC ENTERPRISES, INC.

BALANCE SHEET

December 31, 2009 and 2008

	2009	2008
ASSETS

CURRENT ASSETS
Cash	$7,147	$2,995,391
Accounts receivable - Baja Aqua Farms	645,774	-
Inventory	5,659	-
Prepaids, employee and other advances	10,000	18,380
Due from - Rancho Marino	2,157,313	1,035,923
Notes receivable - Baja Aqua Farms	700,000	-
Prepaid taxes	-	1,400
Deferred tax asset, net	430,000	492,000

Total current assets	3,955,893	4,543,094

EQUIPMENT
Vessels & equipment for vessels	12,996	12,996
Processing & farm equipment	33,929	33,929
Vehicles - autos & trucks	37,262	37,262
Office furniture & equipment	265,063	252,724
	349,250	336,911
Less accumulated depreciation	(254,239)	(204,480)
	95,011	132,431

LONG-TERM DEPOSITS	115,990	113,990

	$4,166,894	$4,789,515

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$264,310	$152,375
Accrued compensated absences	31,621	39,121
Credit Cards Payable	-	1,967
Accounts Payable to - Baja Aqua Farms	1,483,770	1,009,101
Accrued interest payable	148,294	40,174

Total current liabilities	1,927,995	1,242,738

LOANS PAYABLE - Stockholder	1,939,405	3,324,237

STOCKHOLDERS’ EQUITY
Common stock— no par value; 200,000 shares authorized; 10,000 shares issued and outstanding	10,000	10,000
Additional paid-in-capital	1,000,000	1,000,000
Retained earnings (deficit)	(710,506)	(787,460)
	299,494	222,540

	$4,166,894	$4,789,515

See notes to financial statements

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OCEANIC ENTERPRISES, INC.

STATEMENT OF OPERATIONS

For the years ending December 31, 2009 and 2008

	2009	2008

REVENUE
Fish sales	$9,707,209	$10,709,661
Fish processing & other services	4,305	260,315
Management fees, commissions and vessel charter fees	1,727,350	510,040

	11,438,864	11,480,016
COST OF GOODS SOLD
Fish purchases	6,691,037	7,775,950
Processing costs & feeding expenses	183,265	226,287
Shipping & freight	803,258	680,315
Direct selling costs	1,618,055	1,214,280

	9,295,615	9,896,832

Gross Profit	2,143,249	1,583,184

EXPENSES
Salaries and wages	761,769	798,154
Outside services and consultants	187,723	445,059
Rent and occupancy costs	218,639	224,835
Vessel expenses	13,819	40,211
Travel, meals and entertainment	167,679	176,007
Telephone and cell phones	62,653	102,058
Payroll taxes	49,193	57,155
Vehicles expenses	70,148	97,587
Depreciation	49,759	100,766
Employees benefits	105,347	83,821
Professional fees	87,735	36,486
Office expense and supplies	69,015	154,310
Bank charges & miscellaneous	16,242	12,161
Permits, licenses & import Duties	2,867	10,632

	1,862,588	2,339,242

Income (loss) from operations	280,661	(756,058)

OTHER INCOME (LOSS) AND (EXPENSE)
Interest expense	(254,943)	(190,238)
Gain (loss) on sale of assets	-	(15,135)
Exchange gains (losses)	114,885	15,902

INCOME BEFORE PROVISION FOR INCOME TAX	140,603	(945,529)
Add benefit for income taxes	(63,649)	372,400

Net Income (Loss)	$76,954	$(573,129)

See notes to financial statements

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OCEANIC ENTERPRISES, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ending December 31, 2009 and 2008

		Additional	Retained
	Common	Paid-in-	Earnings
	Stock	capital	(Deficit)	Total

Balance at December 31, 2007	$10,000	$1,000,000	$(214,331)	$795,669

Net Income (Loss)	-	-	(573,129)	(573,129)

Balance at December 31, 2008	$10,000	$1,000,000	$(787,460)	$222,540

Net Income (Loss)	-	-	76,954	76,954

Balance at December 31, 2009	$10,000	$1,000,000	$(710,506)	$299,494

See notes to financial statements

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OCEANIC ENTERPRISES, INC.

STATEMENT OF CASH FLOWS

For the years ending December 31, 2009 and 2008

	2009	2008

Net Income (Loss)	$76,954	$(573,129)
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	49,759	100,766
(Gain) Loss on disposition of assets	-	15,135
Effect of change in:
Accounts receivable - Baja Aqua Farms	(645,774)	295,881
Inventory	(5,659)	4,710,000
Notes receivable - Baja Aqua Farms	(700,000)	-
Due from - Rancho Marino	(1,121,390)	(1,035,923)
Prepaid taxes	1,400	-
Deferred tax asset, net	62,000	(374,000)
Prepaids, employee and other advances	8,380	(14,551)
Deposits	(2,000)	(6,000)
Accounts payable	111,935	(74,922)
Accrued compensated absences	(7,500)	(20,603)
Credit Cards Payable	(1,967)	(23,463)
Amounts due to - Baja Aqua Farms	474,669	(3,420,899)
Accrued interest payable	108,120	2,674

Net cash used by operating activities	(1,591,073)	(419,034)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	-	75,000
Acquisition of equipment	(12,339)	(5,552)

Net cash provided by investing activities	(12,339)	69,448

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans from (repayments to) - Stockholder	(1,384,832)	3,324,237

Net cash provided (use) by financing activities	(1,384,832)	3,324,237

Net Increase (decrease) in cash	(2,988,244)	2,974,651
CASH, beginning of year	2,995,391	20,740

CASH, end of year	$7,147	$2,995,391

See notes to financial statements.

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OCEANIC ENTERPRISES, INC.

NOTES TO THE FINANCIAL STATEMENTS

For the years ending December 31, 2009 and 2008

NOTE 1 – NATURE OF THE BUSINESS AND ORGANIZATION

In March 2007, Agritrade USA, Inc. changed its name to Oceanic Enterprises, Inc. Oceanic Enterprises, Inc., a California Corporation, (“Oceanic” or the “Company” also doing business as: Midway Services) was formed in November 2000, primarily to provide support and management services to Baja Aqua Farms, S.A. de C.V., a Mexico corporation (“Baja Aqua Farms”) affiliated though certain common ownership. Baja Aqua Farms is engaged in the business of fishing and fish farms off the coast of Baja California, Mexico. The primary product and market of the Baja Aqua Farms is Blue Fin tuna for sale on the Japanese fish exchanges. Oceanic enterprises, Inc. (hereafter, Oceanic) contracts to distribute fish, and provides, support personnel, fish processing, shipping, selling and accounts receivable billing and collection services for the benefit of the Baja Aqua Farms.

Oceanic Enterprises, Inc.’s, common stock was 100% owned by AUSA ehf Iceland (“AUSA”) in 2008. In January 2009 AUSA merged with Holshyrna ehf Iceland a private holding company (“Holshyrna”), acquiring the 100% of the stock of Oceanic Enterprises, Inc. Holshyrna and its predecessor AUSA , also owned 99.98% interest in Baja Aqua Farms. In April 2010, Baja Aqua Farms completed a reorganization resulting in Holshyrna owning less than a majority interest in Baja Aqua Farms. As Oceanic and Baja Aqua Farms were no longer under common control or management upon completion of the reorganization, the financial statements of the two entities cannot be combined or consolidated.

On July 20, 2010, Holshyrna entered into a stock purchase agreement with Umami Sustainable Seafood Inc. (“Umami”), providing for the sale from Holshyrna of a total of 33% of the equity of Oceanic. The agreement provided for the acquisition of the 33% interest in Oceanic for $0.3 million.

As part of the stock purchase agreement, Umami also acquired the option, exercisable by September 15, 2010, to purchase all remaining Oceanic shares in consideration for a cash payment of $0.7 million. On September 15, 2010, Umami exercised the option and on November 30, 2010 Umami completed the acquisition of Oceanic and Oceanic became Umami’s wholly owned subsidiary.

Simultaneously with the acquisition agreements discussed above, Baja Aqua Farms was also acquired by Umami.

These financial statements of Oceanic are presented in accordance with the SEC rules for an acquisition of an entity. As such, the financial statements are presented on a stand-alone basis and include only the assets, liabilities and operations of Oceanic and are not consolidated or combined with any other entities controlled or majority owned by Holshyrna which are not part of the acquisition. These financial statements present all the costs of doing business, as no material costs were incurred by Holshyrna on the subsidiary’s behalf that were not billed and paid for by Oceanic.

NOTE 2 - BASIS OF PRESENTATION

Oceanic maintains its book and records in U.S. dollars and prepares its financial statements in accordance with U.S. generally accepted accounting principles (U.S. GAAP).

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

For the Year ending December 31, 2008 and up through June 2009, Oceanic’s revenues came from direct sales of fish (acquired exclusively from Baja Aqua Farms) to third parties. In 2009, Oceanic also charged Baja Aqua Farms fees for management and administrative services, commissions, and vessel use fees. Oceanic also administers contracts for processing fish and purchasing of certain supplies and equipment in the US for the benefit of Baja Aqua Farms. Oceanic capitalizes these costs and expenses, which are invoiced to Baja Aqua Farms for full reimbursement. Accordingly, the recovery of these costs and expenses are not included in the revenues, expenses and cash flows of Oceanic.

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OCEANIC ENTERPRISES, INC.

NOTES TO THE FINANCIAL STATEMENTS, (continued)

For the years ending December 31, 2009 and 2008

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES – Continued

Oceanic owned and operated a vessel utilized to transport personnel, supplies, equipment and fish harvested to/from the Baja Fish Farms. During 2008, this vessel was sold to Baja Aqua Farms.

Cash and Cash Equivalents

Cash and cash equivalents are comprised of short-term, highly liquid investments including certificates of deposits with maturities of 90 days or less. Oceanic maintains cash and cash equivalent balances at a large national financial institution. The accounts are insured by the Federal Deposit Insurance Corporation up to $250,000. From time to time Oceanic’s cash balances exceed the deposit insurance limits. During seasonal periods Oceanic will maintain certain deposits in Japanese yen and hedge contracts as a result of its billing and collection process for fish sold in Japan by Oceanic and for Baja Aqua Farms. Rate exchange gains or losses are credited or charged to the books based upon for Oceanic for its direct sales of fish and reimbursed by Baja Aqua Farms for any sales administered on its behalf.

Accounts Receivable – Baja Aqua Farms

At December 31, 2009 and 2008 accounts receivable represent amount due from Baja Aqua Farms for management services, commission, processing fees and reimbursable expenses paid by Oceanic on behalf of Baja Aqua Farms. Accordingly, management believes receivables are fully collectible, and no reserve for allowance for doubtful accounts has been established.

Inventory – Cost of Goods Sold

In December 2007, Oceanic entered into an agreement with Baja Aqua Farms to acquire 300,000 kilograms of its Blue Fin inventory for $4,710,000. Under the terms of the agreement, Oceanic was to pay Baja Aqua Farms $380,000 down with the balance payable incrementally over four months ending April 30, 2008. Interest charged to operations and paid for to Baja Aqua Farms under the bulk purchase agreement for the year ending 2008 was $99,435. During 2008, Oceanic acquired $3,065,950 of additional fish inventory from Baja Aqua Farms for sale to third parties. For the years ending December 31, 2009 and 2008, costs of goods sold include $6,691,037 and $7,775,950, respectively; for cost fish acquired exclusively from Baja Aqua Farms for direct sales by Oceanic.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided on the straight-line and accelerated methods over the estimated useful lives of the respective assets, which range from 5 to 10 years. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. For the years ending December 31, 2009 and 2008, $49,459 and $100,766 was charged to depreciation expense; respectively, and $82,069 of the assets had been fully depreciated as of December 31, 2009.

Accounts Payable To — Baja Aqua Farms

During fishing and harvest cycles Oceanic provides selling, billing and collection services for Baja Aqua Farms for fish sales. Oceanic provides credit to customers and generally requires no security or collateral. Oceanic performs a regular review of customer activity and uses the direct write-off method for any uncollectible accounts, which are charged to Baja Aqua Farms. These receivable balances are offset by a contra-payable account to Baja Aqua Farms, and when collections are received they are remitted to Baja Aqua Farms. From time to time to Oceanic will retain these deposits to cover cash shortages which are classified as “Amounts due to – Baja Aqua Farms

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OCEANIC ENTERPRISES, INC.

NOTES TO THE FINANCIAL STATEMENTS, (continued)

For the years ending December 31, 2009 and 2008

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES – Continued

Income Taxes and Deferred Taxes

Income and deferred taxes has been recorded under the liability method whereby deferred tax asset or liability account balances are calculated at the balance sheet date using current tax laws and rates in effect. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities, as well as the expected future tax benefit to be derived from tax loss and credit carry forwards. Deferred income tax expense is generally the net change during the year in the deferred income tax asset or liability. Valuation allowances are established when realization of deferred tax assets is uncertain. The effect of tax rate changes is reflected in tax expense during the period in which such changes are enacted.

Use of Estimates

The preparation of financial statements requires that management make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the prior year to conform to the current presentation.

NOTE 4 – DUE FROM AND NOTES RECEIVABLE - RELATED PARTIES

Oceanic converted $700,000 of Baja Aqua Farms accounts receivable to a note which was recorded as a note receivable for a period of one year. All principal and accrued and unpaid interest at rate of 6.5% per annum is due December 1, 2010.

Oceanic has makes certain advances to or on behalf of other support entities which are related to Baja Aqua Farms for general financing needs and to acquiring certain assets including Mexican fishing and farming permits: These related entities include:

Rancho Marino Guadalupe – an entity established to hold certain assets and farming permits which was owned 99% by Baja Aqua Farms and 1% by Marpesca through January 25, 2010 at which time it was sold to a related party of Baja.

Marpesca – an entity established to acquire and hold fishing permits which is owned 49% by Baja Aqua Farms and 51% by an unrelated Mexican national.

NOTE 5 – LEASE COMMITMENTS

In January 2007 Oceanic entered into a non-cancelable long-term lease commitment for office facilities located in San Diego California. Occupancy commenced in March 2007 with a 62-month term ending in May 2012. As of December 31, 2009, rent was payable monthly at $8,486, plus a percentage of common operating costs. The monthly rent increases of approximately 3% annually each April over the lease term.

Oceanic leases numerous residential properties for use by certain maritime and temporary personnel as well as for visiting contractors. The leases were originally signed for one year or less with several converting to month-to-month agreements at the expiration of the original lease term. The total combined monthly rental payments on the residential lease agreements were approximately $6,600 per month as of December 31, 2009.

Total rent and occupancy costs charged to operations for the year ending December 31, 2009 and 2008 were $198,628 and $235,411, respectively.

8

OCEANIC ENTERPRISES, INC.

NOTES TO THE FINANCIAL STATEMENTS, (continued)

For the years ending December 31, 2009 and 2008

NOTE 5 – LEASE COMMITMENTS – Continued

Total minimum annual long-term lease commitments (i.e. agreements lasting longer than one year) as of December 31, 2009 are as follows:

Year	Rents
2010	104,080
2011	107,063
2012	45,488

$256,631

NOTE 6 – DEPOSITS, RELATED LETTER OF CREDIT AND PURCHASE COMMITMENTS

Included in Long-Term Deposits at December 31, 2009 and 2008 is a $50,000 deposit held as collateral for an outstanding letter of credit issued for the purpose of obtaining US Customs Carrier Bond (# 259601974) related to the use and operations of the Cape Falcon, (a vessel owned by Baja Aqua Farms used to transport fish, personnel and equipment between US and Mexico), and a $57,990 office lease deposit.

NOTE 7 – LOANS PAYABLE – Stockholder

During 2008, the majority Stockholder made certain loans from entities controlled by the Stockholder totaling $3,324,237. Notes are due on demand, but management has classified these as long-term based upon the majority Stockholder’s representation. For the year ended December 31, 2008 interest of $90,803 was accrued and charged to operations, at a 7.3% per annum, with $50,630 paid and $40,173 accrued unpaid as of December 31, 2008. For the year ended December 31, 2009 interest of $148,294 was accrued and charged to operations, at a 6.8% per annum, with $40,173 paid and $148,294 accrued unpaid as of December 31, 2009.

NOTE 8 – COMMON STOCK

Oceanic has a single class of no par value common stock with 200,000 shares authorized, and 10,000 issued and outstanding as of December 31, 2009 and 2008. In January 2009 AUSA ehf merged with Holshyrna ehf (Iceland) a Private holding company, acquiring the 100% of the stock of Oceanic Enterprises, Inc.

NOTE 9 - INCOME TAXES

The provisions for income taxes for the years ended December 31, 2009 and 2008 are follows:

	Year Ended December 31,
	2009	2008
Current Provision	$1,649	$1,600
Deferred taxes (deferred tax benefit)	62,000	(374,000)

Tax provision (benefit)	$63,649	$(372,400)

The effective tax rates of 45.3% and 39.4% for the years ended December 31, 2009 and 2008, respectively, differ from the statutory U.S. federal income tax rate of 34% primarily due to state income taxes.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

9

OCEANIC ENTERPRISES, INC.

NOTES TO THE FINANCIAL STATEMENTS, (continued)

For the years ending December 31, 2009 and 2008

NOTE 9 – INCOME TAXES – Continued

The significant components of the deferred income taxes at December 31, 2009 and 2008 are as follows:

	Year Ended December 31,
	2009	2008
Accrued compensated absences	$8,000	$9,600
Net operating losses	424,200	483,800
Total Deferred Tax Assets	432,200	493,400

Depreciation	(2,200)	(1,400)
Total Deferred Tax Laibilities	(2,200)	(1,400)

Deferred tax asset, net	$430,000	$492,000

In assessing the potential realization of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment.

From time to time, the Company may take positions for filing its tax returns which may differ from the treatment of the same item for financial reporting purposes. The ultimate outcome of these items will not be known until the IRS has completed its examination or until the statute of limitations has expired. In these situations, the Company recognizes interest and penalties related to the uncertain tax positions in income tax expense. The Company did not have any accrued interest or penalties related to uncertain tax positions at the years ended December 31, 2009 or 2008. In addition, the Company did not have any unrecognized tax benefits for the years ended December 31, 2009 and 2008.

The tax years 2004 to 2009 remain open to examination by federal and state taxing jurisdictions.

At December 31, 2009, the Company has tax loss carryforwards available for offset against future taxable income as follows:

Available through December 31, 2015	$149,613
Available through December 31, 2028	$908,594

The net cash paid for income taxes for the years ending December 31, 2009 and 2008 was $200 and $1,600, respectively.

NOTE 10 – RELATED PARTY ACCOUNTS AND TRANSACTIONS

In May 2001, Oceanic purchased a Vessel known as Cape Falcon with funds advances from Baja Aqua Farm the vessel is flagged in the US and owned by Oceanic for use in supporting the fishing and fish farming activities of Baja Aqua Farms. The advanced funds were converted to $300,000, ten-year term, balloon note with interest at 4.75% per annum payable on demand; all principal and unpaid interest due April 2011. In July 2007, the note was paid in full. In October 2008, Oceanic sold the Cape Falcon and certain related vessel equipment to Baja Aqua Farms for $75,000 resulting in a $15,135 loss included in other income and loss for the year ending December 31, 2008.

Attached is a summary schedule of the related party accounts balance and transactions for the year ending December 31, 2009 and 2008.

10

OCEANIC ENTERPRISES, INC.

NOTES TO THE FINANCIAL STATEMENTS, (continued)

For the years ending December 31, 2009 and 2008

NOTE 10 – RELATED PARTY ACCOUNTS AND TRANSACTIONS – Continued

Summary Schedule of Related Party Accounts Balances and Transactions

	2009	2008
	Assets	Assets
	(Liabilities)	(Liabilities)
Assets and Liabilities:
Other receivables	$-	$8,941

Due from (to) Baja Aqua Farms and subsidiaries:
Accounts receivable - Baja Aqua Farms	$645,774	$-
Due from - Rancho Marino	2,157,313	1,035,923
Notes receivable - Baja Aqua Farms	700,000	-
Accounts Payable to - Baja Aqua Farms	(1,475,445)	(1,009,101)
Advance from - Marpesa	(8,325)	-

Amounts due from (to) - Baja Aqua Farms and subsidiaries, net	$2,019,317	$26,822

Accrued interest payable - Stockholder	$(148,294)	$(40,174)

Notes payable - Stockholder	$(1,939,405)	$(3,324,237)

11

OCEANIC ENTERPRISES, INC.

NOTES TO THE FINANCIAL STATEMENTS, (continued)

For the years ending December 31, 2009 and 2008

NOTE 10 – RELATED PARTY ACCOUNTS AND TRANSACTIONS – Continued

Summary Schedule of Related Party Accounts Balances and Transactions (continued)

	2009	2008
	Income	Income
	(Expenses)	(Expenses)
Revenues - Baja Aqua Farms:
Fish processing & other services	$4,305	$260,315
Management fees, commissions and vessel charter fees	1,727,350	$510,040

	$1,731,655	$770,355

Expenses - Baja Aqua Farms:
Fish purchases	$(6,691,037)	$(7,775,950)

Interest expense	$-	$(99,435)

Gain (Loss) on sale of assets	$-	$(15,135)

Expenses - Others
Interest expense - Stockholder	$(148,294)	$(90,803)

NOTE 11 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 13, 2012, the date through which these financial statements were available to be issued.

12